UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported) July 25, 2018

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.   Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07     Submission of Matters to a Vote of Security Holders.

On July 25, 2018, Ultralife Corporation (“the Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). Only shareholders of record at the close of business on May 29, 2018 (the “Record Date”) were entitled to vote at the Annual Meeting . As of the Record Date, there were 15,924,811 shares of common stock outstanding and entitled to vote, of which 15,505,737 (97.4%) were present in person or by proxy, representing a quorum. The results of shareholder voting on the proposals presented were as follows:

1.     The Company’s shareholders elected six Directors, all of whom constitute the Company’s entire Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (i) voted for the election of each Director, (ii) withheld authority to vote for each Director, and (iii) were broker non-votes, are set forth in the table below.

Director	For	Withheld	Broker Non-Votes

Steven M. Anderson	11,558,776	401,359	3,545,602
Michael D. Popielec	11,567,419	392,716	3,545,602
Thomas L. Saeli	11,568,626	391,509	3,545,602
Robert W. Shaw II	11,558,775	401,360	3,545,602
Ranjit C. Singh	11,031,740	928,395	3,545,602
Bradford T. Whitmore	11,537,128	423,007	3,545,602

2.     The Company’s shareholders ratified the selection of the Company’s independent registered accounting firm as Freed Maxick CPA’s P.C. for 2018. The number of shares that (i) voted for the ratification of the accounting firm, (ii) voted against the ratification, and (iii) abstained from the vote are set forth in the table below.

For	Against	Abstain

15,452,501	14,962	38,274

3.      The Company’s shareholders did not approve a shareholder proposal entitled, “Special Shareholder Meeting Improvement”. The number of shares that (i) voted for the proposal, (ii) voted against the proposal, (iii) abstained from the vote, and (iv) were broker non-votes, are set forth in the table below.

For	Against	Abstain	Broker Non-Votes

3,184,184	8,735,201	40,750	3,545,602

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2018		ULTRALIFE Corporation

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer